Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

China Ming Yang Wind Power Group Limited:

We consent to the incorporation by reference in the registration statement (No. 333-192375) on Form S-8 of China Ming Yang Wind Power Group Limited of our reports dated April 29, 2016, with respect to the consolidated statements of financial position of China Ming Yang Wind Power Group Limited as of December 31, 2014 and 2015, and the related consolidated statements of operations, comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 20-F of China Ming Yang Wind Power Group Limited.

Our report dated April 29, 2016, on the effectiveness of internal control over financial reporting as of December 31, 2015, contains an explanatory paragraph that states China Ming Yang Wind Power Group Limited acquired China Smart Electric Group Limited and its subsidiaries and Hongrun (Huanghua) New Energy Co., Ltd. during 2015, and management excluded from its assessment of the effectiveness of China Ming Yang Wind Power Group Limited’s internal control over financial reporting as of December 31, 2015, China Smart Electric Group Limited and its subsidiaries and Hongrun (Huanghua) New Energy Co., Ltd.’s internal control over financial reporting associated with total assets of RMB1,186,214,000 (of which RMB543,260,000 represents goodwill and intangible assets included within the scope of assessment) and total revenues of RMB65,249,000 included in the consolidated financial statements of China Ming Yang Wind Power Group Limited and subsidiaries as of and for the year ended December 31, 2015. Our audit of internal control over financial reporting of China Ming Yang Wind Power Group Limited also excluded an evaluation of the internal control over financial reporting of China Smart Electric Group Limited and its subsidiaries and Hongrun (Huanghua) New Energy Co., Ltd.

/s/ KPMG

Hong Kong, China

April 29, 2016